                                  CUSTODIAN CONTRACT
                                       Between
                      HERITAGE CONVERTIBLE INCOME-GROWTH TRUST
                                         and
                         STATE STREET BANK AND TRUST COMPANY

                                  TABLE OF CONTENTS

                                                                            Page


     1.       Employment of Custodian and Property to be Held by It  . . .     1

     2.       Duties of the Custodian with Respect to Property of the
              Fund Held By the Custodian . . . . . . . . . . . . . . . . .     2
              2.1     Holding Securities . . . . . . . . . . . . . . . . .     2
              2.2     Delivery of Securities . . . . . . . . . . . . . . .     2
              2.3     Registration of Securities . . . . . . . . . . . . .     8
              2.4     Bank Accounts  . . . . . . . . . . . . . . . . . . .     8
              2.5     Payments for Shares  . . . . . . . . . . . . . . . .     9
              2.6     Availability of Federal Funds  . . . . . . . . . . .     9
              2.7     Collection of Income . . . . . . . . . . . . . . . .    10
              2.8     Payment of Fund Moneys . . . . . . . . . . . . . . .    10
              2.9     Payment in Advance of Receipt of Securities
                      Purchased  . . . . . . . . . . . . . . . . . . . . .    13
              2.10    Payments for Repurchases or Redemptions of Shares
                      of the Fund  . . . . . . . . . . . . . . . . . . . .    13
              2.11    Appointment of Agents  . . . . . . . . . . . . . . .    14
              2.12    Deposit of Fund Assets in Securities Systems . . . .    14
              2.13    Segregated Account . . . . . . . . . . . . . . . . .    17
              2.14    Ownership Certificates for Tax Purposes  . . . . . .    18
              2.15    Proxies  . . . . . . . . . . . . . . . . . . . . . .    19
              2.16    Communications Relating to Fund Portfolio
                      Securities . . . . . . . . . . . . . . . . . . . . .    19
              2.17    Proper Instructions  . . . . . . . . . . . . . . . .    20
              2.18    Actions Permitted Without Express Authority  . . . .    20
              2.19    Evidence of Authority  . . . . . . . . . . . . . . .    21

     3.       Duties of Custodian with Respect to the Books of Account
              and Calculation of Net Asset Value and Net Income  . . . . .    22

     4.       Records  . . . . . . . . . . . . . . . . . . . . . . . . . .    23

     5.       Opinion of Fund's Independent Certified Public Accountants .    23

     6.       Reports to Fund by Independent Certified Public
              Accountants  . . . . . . . . . . . . . . . . . . . . . . . .    24

     7.       Compensation of Custodian  . . . . . . . . . . . . . . . . .    24

     8.       Responsibility of Custodian  . . . . . . . . . . . . . . . .    24

     9.       Effective Period, Termination and Amendment  . . . . . . . .    26

     10.      Successor Custodian  . . . . . . . . . . . . . . . . . . . .    27

     11.      Interpretive and Additional Provisions . . . . . . . . . . .    29

     12.      Additional Funds . . . . . . . . . . . . . . . . . . . . . .    29
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     13.      Massachusetts Law to Apply . . . . . . . . . . . . . . . . .    29

     14.      Prior Contracts  . . . . . . . . . . . . . . . . . . . . . .    30

     15.      Headings . . . . . . . . . . . . . . . . . . . . . . . . . .    30

     16.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .    30














































                                        - ii -
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                                  CUSTODIAN CONTRACT
                                  ------------------


              This Contract between Heritage Convertible Income-Growth Trust, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at 1400-66th Street, North, St. Petersburg, Florida 33710 hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts corporation, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

              WITNESSETH that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1.       Employment of Custodian and Property to be Held by It
              -----------------------------------------------------

              The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Fund's Declaration of Trust and the terms and conditions hereof. The Fund agrees to deliver to the Custodian all securities and cash owned by the Fund, and all payments of income, principal and capital distributions received by the Fund with respect to all securities it owns from time to time, and the cash consideration received by the Fund for such new or treasury shares of beneficial interest, without par value ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

              Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only after the prior express written consent of the Fund in accordance with an applicable vote by the Board of Trustees, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

     2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian
              -----------------------------------------------------------------

     2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System".

     2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of

              Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                      1) Upon sale of such securities for the account of the Fund and receipt by the Custodian of payment therefor;

                      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

                      3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

                      4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

                      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                      6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                      7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

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                      8)       For exchange or conversion pursuant to any plan
                               of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                      9) In the case of warrants, options, rights or similar securities, the surrender thereof in the exercise of such warrants, options, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                      10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or securities, including obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

                      11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

                      12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow

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                               or other arrangements in connection with
                               transactions by the Fund;

                      13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

                      14) Upon receipt of instructions from the Fund's transfer agent ("Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("Registration
                               Statement"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

                      15) For release of securities to designated brokers under covered call options; provided however, that such securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive from brokers the securities previously deposited. The Custodian will act strictly in accordance with Proper Instructions in the delivery of securities to be held in escrow and will have no responsibility or liability for any such securities which are not returned promptly when due other than to make proper request for such return;

                      16) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and

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                               naming the person or persons to whom delivery of
                               such securities shall be made.

     2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser, as the Fund or in the name or nominee name of any a appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1 hereof. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form.

     2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940 ("1940 Act"). Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     2.5 Payments for Shares. The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

     2.6 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

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     2.7      Collection of Income.  The Custodian shall collect on a timely basis all income, dividends and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income, dividends and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, dividends and other payments, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

     2.8 Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

                      1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and which has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities (notwithstanding that the written agreement to repurchase will be received subsequently) or (ii) if the agreement is with the Custodian against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

                      2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;
                      3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

                      4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the
                               Fund: interest, taxes, management, distribution, advisory, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                      5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

                      6) For payment of the amount of dividends received in respect of securities sold short;

                      7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

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     2.10     Payments for Repurchases or Redemptions of Shares of the Fund.
              From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and By-Laws and any applicable resolution of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares and for payment to the distributor of the Fund's Shares for its repurchase of Shares as agent for the Fund. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders or the distributor of the Fund's Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

     2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, (collectively referred to herein as "Securities System") in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                      1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                      2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

                      3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

                      4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                      5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof;

                      6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
              Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

     2.15 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such

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              proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

     2.16 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

     2.17     Proper Instructions.  Proper Instructions as used throughout this
              Article 2 means a writing signed or initialled by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

     2.18 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

                      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

                      2) surrender securities in temporary form for securities in definitive form;

                      3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

                      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Fund.

     2.19 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote or resolution of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or resolution or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote or resolution, and such vote or resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

     3. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.
              ------------------------------------------------------------

              The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund including the calculation of distribution and advisory fees, all as described in the Fund's currently effective Registration Statement and shall advise the Fund and the Transfer Agent daily of the total amounts of such fees and net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective Registration Statement and in accordance with the requirements of the 1940 Act and the rules thereunder.

     4.       Records
              -------

              The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

     5.       Opinion of Fund's Independent Certified Public Accountants
              ----------------------------------------------------------

              The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's certified public accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

     6.       Reports to Fund by Independent Certified Public Accountants
              -----------------------------------------------------------

              The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent certified public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

     7.       Compensation of Custodian
              -------------------------

              The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

     8.       Responsibility of Custodian
              ---------------------------

              So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

              If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

              If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

     9.       Effective Period, Termination and Amendment
              -------------------------------------------

              This Contract shall become effective as of the date hereof, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the 1940 Act, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust or By-Laws, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

              Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements as contemplated by this Contract.

     10.      Successor Custodian
              -------------------

              If a successor custodian shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, and all other property of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

              If this Contract is terminated and no such successor custodian shall be appointed, the Custodian shall, in like manner, as directed by vote of the holders of a majority of the outstanding shares of the stock of the Fund or upon receipt of a certified copy of a vote or resolution of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties of the Fund then held by it hereunder as specified and in accordance with such vote or resolution.

              In the event that no written order designating a successor custodian or certified copy of a vote or resolution of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination of this Contract shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative hereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

              In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to deliver to the Custodian the written order or certified copy referred to above, or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

     11.      Interpretive and Additional Provisions
              --------------------------------------

              In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

     12.      Additional Funds
              ----------------

              In the event that the Fund establishes an additional series of shares other than the Shares with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such additional series of shares shall become a Fund hereunder.

     13.      Massachusetts Law to Apply
              --------------------------

              This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

     14.      Prior Contracts
              ---------------

              This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets. This Contract may not be assigned by the Custodian, except as expressly provided in Section 10 hereof, without the prior written consent of the Fund.

     15.      Headings
              --------

              The headings of the sections of this Contract are inserted for reference and convenience only, and shall not affect the construction of this Contract.

     16.      Notices
              -------

              Any notice shall be sufficiently given when sent by overnight, registered or certified mail to the other party at the address of such party set forth above or at such other address as such party may from time to time specify in writing to the other party.

              IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 31st day of October, 1986.

     ATTEST                            HERITAGE CONVERTIBLE INCOME-GROWTH
                                       TRUST


     /s/ Linda Champagne               By  /s/ Richard K. Riess
     --------------------                 --------------------------------



     ATTEST                            STATE STREET BANK AND TRUST COMPANY



          Officer                      By           Officer
     ----------------------                --------------------------------
     Assistant Secretary                    Vice President

                      HERITAGE CONVERTIBLE INCOME-GROWTH TRUST

                                  CUSTODIAN CONTRACT

                                     APPENDIX A

              The Custodian agrees that any claims by it against the Fund under this Contract may be satisfied only from the assets of the Fund; that the person executing this Contract has executed it on behalf of the Fund and not individually, and that the obligations of the Fund arising out of this Contract are not binding upon such person or the Fund's shareholders individually but are binding only upon the assets and property of the Fund; and that no shareholders, trustees or officers of the Fund may be held personally liable or responsible for any obligations of the Fund arising out of this Contract.

     ATTEST                            HERITAGE CONVERTIBLE INCOME-GROWTH TRUST


      /s/ Linda Champagne              By /s/ Richard K. Riess
     -----------------------              -------------------------------------

     ATTEST                            STATE STREET BANK AND TRUST COMPANY


     /s/  Officer                      By /s/   Officer
     -----------------------              -------------------------------------

                         STATE STREET BANK AND TRUST COMPANY

                                Custodian Fee Schedule

                      Heritage Convertible Income - Growth Trust


     I.       Administration
              --------------

              Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income.
              Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

              The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                              ANNUAL FEES PER PORTFOLIO
                              -------------------------
                                                Custody, Portfolio
                    Fund Net Assets                & Fund Acct.
                    ---------------            --------------------


               First $20 Million                   1/ 15 of 1%
               Next $80 Million                    1/ 30 of 1%
               Excess                              1/100 of 1%
               Minimum Monthly Charges                $2,000



       II.      Portfolio Trades - For each line
                item processed
                --------------------------------

                State Street Bank Repos                            $ 7.00

                DTC or Fed Book Entry                              $12.00

                New York Physical Settlements                      $25.00

                All other trades                                   $16.00

       III.     Options
                -------

                Option charge for each option
                written or closing contract, per
                issue, per broker                                  $25.00

                Option expiration charge, per issue,
                per broker                                         $15.00

                Option exercised charge, per issue,
                per broker                                         $15.00

       IV.      Lending of Securities
                ---------------------

                Deliver loaned securities versus
                cash collateral                                    $20.00

                Deliver loaned securities versus
                securities collateral                              $30.00

                Receive/deliver additional cash
                collateral                                         $ 6.00

                Substitutions of securities
                collateral                                         $30.00

                Deliver cash collateral versus
                receipt of loaned securities                       $15.00

                Deliver securities collateral versus
                receipt of loaned securities                       $25.00

                Loan administration -- mark-to-
                market per day, per loan                           $ 3.00

       V.       Interest Rate Futures
                ---------------------

                Transactions -- no security movement               $ 8.00

       VI.      Coupon Bonds
                ------------

                Monitoring for calls and processing
                coupons -- for each coupon issue
                held -- monthly charge                             $ 5.00

       VII.     Holdings Charge
                ---------------

                For each issue maintained -- monthly
                charge                                             $ 5.00

       VIII.    Paydown on Government Securities
                --------------------------------

                Per paydown                                        $10.00

       IX.      Dividend Charges (For items held at
                the Request of Traders over record
                date in street form)                               $50.00

       X.       Special Services
                ----------------

                Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

       XI.      Out-of-Pocket Expenses
                ----------------------

                A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

                        Telephone
                        Wire Charges
                        Postage and Insurance
                        Courier Service
                        Duplicating
                        Legal Fees
                        Supplies Related to Fund Records
                        Rush Transfer -- $8.00 Each
                        Transfer Fees
                        Sub-custodian Charges
                        Price Waterhouse Audit Letter
                        Federal Reserve Fee for Return Check items over $2,500 - $4.25
                        GNMA Transfer - $15 each

       Heritage Convertible            STATE STREET BANK AND TRUST CO.
       Income - Growth Trust


       By                              By         /s/ Joseph L. Hooley
          _________________________        ________________________________

       Title ______________________    Title       Vice President

       Date                            Date  9/12/86
            _______________________         _________________________________